SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 29, 2017

INVUITY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37417	04-3803169
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

444 De Haro Street

San Francisco, CA 94107

(Address of principal executive offices)

(650) 655-2100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 29, 2017, the Company’s Board of Directors (the “Board”) increased the size of the Board from five to six and appointed Daniel Wolterman to the Board, effective as of September 5, 2017, to serve as a Class II director whose term expires at the annual meeting of stockholders to be held in 2020. In addition, Mr. Wolterman will replace Gregory Lucier on the Compensation Committee of the Board (the “Compensation Committee”), effective as of September 5, 2017.

Mr. Wolterman, age 60, previously served as President and CEO of Memorial Hermann Health System, the largest not-for-profit health system in Southeast Texas, from 2002 until his retirement in 2016. He has more than 30 years of experience in the healthcare industry and a long history of community involvement. He currently serves as a member of the boards of directors of NuVasive, Inc., Legacy ER & Urgent Care, and Vizient, Inc. He previously served on the board of directors of Volcano Corporation prior to its acquisition by Royal Philips in February 2015. Currently, Mr. Wolterman is sole owner and CEO of Wolterman Consulting, LLC. Wolterman Consulting, LLC provides strategic and operational consulting services to healthcare providers and other entities. Mr. Wolterman earned a B.S. degree in business administration and a M.B.A. in finance from the University of Cincinnati and a Master’s Degree in healthcare administration from Xavier University. Mr. Wolterman’s extensive knowledge of the healthcare industry and his executive leadership experience as President and CEO of Memorial Hermann Health System provide valuable perspective and guidance to the Board.

Mr. Wolterman executed the Company’s standard form of indemnification agreement, a copy of which has been filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (File No. 333-203505) filed with the Securities and Exchange Commission on June 1, 2015.

There is no arrangement or understanding between Mr. Wolterman and any other persons pursuant to which Mr. Wolterman was elected as a director. In addition, Mr. Wolterman is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Wolterman will be eligible to participate in the Company’s standard compensation arrangements for non-employee directors, including receiving cash and equity compensation, as described on pages 17 through 18 of the Company’s 2017 proxy statement filed with the Securities and Exchange Commission on April 28, 2017.

On August 30, 2017, the Company issued a press release announcing Mr. Wolterman appointment as a director. The press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press release dated as of August 30, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVUITY, INC.
Date: August 30, 2017
	By:	/s/ Philip Sawyer
Philip Sawyer
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press release dated as of August 30, 2017.